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                                                                    EXHIBIT 10.1

                            TECUMSEH PRODUCTS COMPANY
                       LONG-TERM INCENTIVE CASH AWARD PLAN

     Tecumseh Products Company, a Michigan corporation (the "Company"), has adopted this Long-Term Incentive Cash Award Plan (this "Plan") for the benefit of its eligible employees. This Plan is effective as of January 1, 2008.

     The purposes of this Plan are as follows:

     A. To join the interests of management and other employees with the interests of shareholders by providing an additional incentive for selected management and other highly compensated Employees to further the growth, development, and financial success of the Company by personally benefiting through the ownership of Company stock-related rights that reflect such growth, development, and financial success.

     B. To enable the Company to obtain and retain the services of Employees considered essential to the long-term success of the Company by offering them an opportunity to own stock-related rights that will reflect the growth, development, and financial success of the Company.

     C. To the extent this Plan provides for or results in pension-type benefits, it is intended to constitute an unfunded, nonqualified plan of deferred compensation for a select group of management or highly compensated employees, within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that will be exempt from certain provisions of such Title 1.

1. DEFINITIONS

     Wherever the following terms are used in this Plan they have the meanings specified below unless the context clearly indicates otherwise. The singular pronoun includes the plural where the context so indicates.

     "Administrator" means the Committee, unless the Committee has delegated its authority to administer this Plan as provided in Section 8.5, in which events "Administrator" means the delegated sub-committee.

     "Award" means a SAR, a Phantom Share award, or a Performance Award awarded or granted under this Plan.

     "Award Agreement" means a written agreement executed by an authorized officer of the Company and the Holder containing such terms and conditions with respect to an Award as the Administrator determines, consistent with this Plan.

     "Board" means the Board of Directors of the Company.

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     "Change in Control" means any change that qualifies as a change of control event pursuant to Section 409A of the Code, Treasury Regulation Section 1.409A-3(g)(5), and all subsequent relevant authority, including any one or more of the following events::

     (a) a change in the ownership of the Company in compliance with Treasury Regulation Section 1.409A-3(g)(5)(v) pursuant to which any person or group acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

     (b) a change in the effective control of the Company pursuant to Treasury Regulation Section 1.409A-3(g)(5)(vi), pursuant to which either:

     (1) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by that person or group) ownership (including acquisition of beneficial ownership) of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

     (2) a majority of members of the Company's board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors before the date of the appointment or election; or

     (c) a change in the ownership of a substantial portion of the Company's assets pursuant to Treasury Regulation Section 1.409A-3(g)(5)(vii) pursuant to which any one person or group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by that person or group) assets from the Company that have a total gross fair market value (as defined in Treasury Regulation Section 1.409A-3(g)(5)(vii)) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions by that person or group.

     For purposes of this definition:

     (A) "person" means a person as defined in Section 3(a)(9) of the Exchange Act;

     (B) "beneficial ownership" is to be determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor regulation;

     (C) "group" means a group as described in Rule 13d-5 promulgated under the Exchange Act or any successor regulation provided the group falls within the purview of Treasury Regulation Sections 1.409A-3(g)(v)(B),
1.409A-3(g)(5)(vi)(D), or 1.409A-3(g)(5)(vii)(C), as applicable; and


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     (D) the formation of a group under this definition will have the effect described in paragraph (b) of Rule 13d-5 promulgated under the Exchange Act or any successor regulation.

In addition, if a Management Contract provides that a Holder is to receive severance pay or other rights or benefits if his or her employment terminates following a "change in control, "change of control," or other similar defined event, then the occurrence of that event will be a Change in Control for purposes of this Agreement with respect to that Holder, to the extent such Management Contract provision then complies with Section 409A of the Code, Treasury Regulation Section 1.409A-3(g)(5), and all subsequent relevant authority.

     "Class A Stock" means the Company's Class A Common Stock.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 8.1.

     "Company" means Tecumseh Products Company, a Michigan corporation.

     "Corporate Transaction" means:

     (a) The shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation (or other entity), other than a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger, consolidation or share exchange; provided, however, that a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Corporate Transaction; or

     (b) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     "DRO" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

     "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of a share of Class A Stock as of a given date means:


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          (a) the closing price of a share of Class A Stock on the principal exchange on which shares of Class A Stock are then trading, if any (or as reported on any composite index which includes that principal exchange), on that date, or if shares were not traded on that date, then on the next preceding date on which a trade occurred; or

          (b) if Class A Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the average of the closing representative bid and asked prices for the Class A Stock on such date as reported by Nasdaq or the successor quotation system; or

          (c) if Class A Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a share of Class A Stock as established by the Administrator acting in good faith.

     "Holder" means a person who has been granted or awarded an Award.

     "Management Contract" means a written contract between a Holder and the Company or a Subsidiary relating to the Holder's employment or termination of employment, including but not limited to any employment contract, severance contract, or change-of-control agreement.

     "Performance Award" means an award providing the opportunity to receive a cash payment made under Section 7 of this Plan.

     "Permanent Disability" means (i) the inability of the Holder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, provided that this definition shall be interpreted in accordance with Code Section 409A(a)(2)(A)(v) and regulations and other guidance thereunder.

     "Phantom Share" means a notional share of Class A Stock used as the basis for computing the amount of a cash payment to which the Holder of the Phantom Share will be entitled in accordance with the terms of this Plan and the corresponding Award Agreement. An award of Phantom Shares confers only such rights as are specified in this Plan. Holders who receive Phantom Share Awards will not (as a consequence of those Awards) be treated as shareholders under the Articles of Incorporation or By-Laws of the Company or under applicable law.

     "Plan" means this Long-Term Incentive Cash Award Plan, as amended and/or restated from time to time.


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     "Retirement" means a separation from service with the Company or a
Subsidiary at a time when the Holder is eligible for immediate commencement of a pension from a defined benefit plan maintained by the Company or by a Subsidiary, but not including a disability pension and provided that "separation from service" shall be interpreted in accordance with Code Section 409A.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule.

     "SAR" means a stock appreciation right granted under Section 3 of this Plan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Management Employee" means any Employee designated by the Administrator as a Senior Management Employee for purposes of this Plan.

     "Strike Price" means, with respect to a given SAR, the dollar amount per share specified as the Strike Price for that SAR in the corresponding Award Agreement.

     "Subsidiary" means any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company if each of the corporations and limited liabilities other than the last one in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or equity interests in one of the other corporations or limited liability companies in the chain.

     "Termination of Employment" means a separation from service (within the meaning of Code Section 409A) where the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including but not limited to a termination by resignation, discharge, death, Permanent Disability, or Retirement.

2. GRANTING OF AWARDS

     2.1 Award Agreement. Each Award will be evidenced by an Award Agreement.

     2.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, this Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, will be subject to any additional limitations set forth in Rule 16b-3 that are requirements for the application of the exemption provided by Rule 16b-3. To the extent permitted by applicable law, this Plan and Awards granted or awarded under this Plan will be deemed amended to the extent necessary to conform to Rule 16b-3.

     2.3 Consideration. In consideration of the granting of an Award under this Plan, the Holder must agree, in the Award Agreement, to remain in the employ


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of the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted.

     2.4 At-Will Employment. Nothing in this Plan or in any Award Agreement will confer on any Holder any right to continue in the employ of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary, all of which the Company expressly reserves, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a Management Contract.

3. SAR GRANTS

     3.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible for the grant of a SAR with respect to a number of shares of Class A Stock determined by the Administrator.

     3.2 Granting of SARs.

          (a) The Administrator will from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (1) determine which Senior Management Employees (including but not limited to Employees who have previously received Awards under this Plan) are to be granted SARs; and

               (2) determine the number of shares to be represented by the SARs.

          (b) The Administrator may impose such conditions on the grant of the SAR as it deems appropriate.

4. SAR TERMS

     4.1 Strike Price.

          (a) Subject to Section 4.1(b), the Strike Price per share for each SAR will be set by the Administrator.

          (b) The Strike Price may not be less than 100% of the Fair Market Value of a share of Class A Stock on the date the SAR is granted.

     4.2 SAR Term. The term of each SAR will be set by the Administrator.

     4.3 SAR Vesting. Each SAR will, under the terms of each individual Award Agreement, vest at such times and on such conditions as the Administrator provides, which conditions may include, without limitation, duration of employment with the Company, Company performance, and individual performance. No portion of a SAR that is unexercisable at Termination of


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Employment will become exercisable, except as may be otherwise provided by the express terms of a Management Contract.

5. EXERCISE OF SARS

     5.1 Partial Exercise. An exercisable SAR may be exercised in whole or in part. However, a SAR may not be exercised with respect to fractional shares, and the Administrator may, by the terms of the SAR, require that a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable SAR will be deemed exercised upon delivery to the Secretary of the Company or his or her office a written notice complying with the applicable rules established by the Administrator stating that the SAR or portion of the SAR is exercised, signed by the Holder or other person then entitled to exercise the SAR or portion of the SAR.

     5.3 Additional Limitations on Exercise of SARs. Holders may be required to comply with any timing or other restrictions with respect to the exercise of SARs, including a window-period limitation, as may be imposed in the discretion of the Administrator.

     5.4 Payment on Vesting. When a Holder exercises a SAR, the Holder becomes entitled to receive from the Company a cash payment in an amount equal to the product obtained by multiplying:

          (a) (1) the Fair Market Value of one share of Class A stock on the date the Secretary receives the notice described in Section 5.2, minus (2) the Strike Price; times

          (b) the number of shares with respect to which the SAR is exercised.

The payment will be paid at the time specified in the related Award Agreement but in any event no later than the 15th day of the third month following the end of the Company's taxable year in which the SAR is exercised.

     5.5 Rights as Shareholders. Holders of SARs will not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares represented by SARs.

6. PHANTOM SHARE AWARDS

     6.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible to be granted a Phantom Share Award representing the number of shares of Class A Stock determined by the Administrator.


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     6.2 Award of Phantom Shares.

          (a) The Administrator may from time to time, in its absolute discretion:

               (1) determine which Senior Management Employees (including but not limited to Employees who have previously received Awards under this Plan) will be granted Phantom Shares; and

               (2) determine the terms and conditions applicable to the Phantom Shares, consistent with this Plan and consistent with the grant being exempt from (or complying with) Section 409A of the Code.

          (b) Rights to Phantom Shares will vest at such time or times as are determined by the Administrator in its absolute discretion. Rights that do not vest will be forfeited.

          (c) The Administrator may impose such conditions on the issuance of Phantom Shares as it deems appropriate.

     6.3 Vesting. Each Phantom Share Award will, under the terms of each individual Award Agreement, vest at such times and on such conditions as the Administrator provides, which conditions may include, without limitation, duration of employment with the Company, Company performance, and individual performance. By action taken after the Phantom Shares are awarded, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the conditions imposed by the terms of the Award Agreement. A Holder's rights under unvested Phantom Share Awards will lapse upon the Holder's Termination of Employment with the Company unless otherwise expressly provided in a Management Contract, in which event the terms of the Management Contract will be given effect.

     6.4 Payment. On each Phantom Share vesting date, the Holder of the Phantom Share Award will become entitled to receive from the Company a cash payment, to be paid at the time specified in the related Award Agreement but in any event no later than the 15th day of the third month following the end of the Company's taxable year in which the amount vests, in an amount equal to the product obtained by multiplying:

          (a) the Fair Market Value of one share of Class A Stock on the vesting date; times

          (b) the number of Phantom Shares with respect to which the Phantom Share Award vests on that date.


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7. PERFORMANCE AWARDS

     7.1 Eligibility. Any Senior Management Employee selected by the Administrator is eligible for grant of a Performance Award determined by the Administrator.

     7.2 Performance Awards.

          (a) Any Senior Management Employee selected by the Administrator may be granted one or more Performance Awards. The amount of cash payable under a Performance Award may be linked to any one or more specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities, and other compensation of the particular Employee.

          (b) Not later than 90 days after commencement of each fiscal year or performance period with respect to which Performance Awards may be made, the Administrator will establish targeted group allocations and targeted financial results, and may establish targeted individual allocations, for that year or period. Actual Performance Awards for that fiscal year or period will be based on the attainment of specified types and combinations of performance measurement criteria, which may differ as to various Employees or classes of Employees, and from time to time. The criteria may include, without limitation:

               (1) attainment of certain performance levels by, and measured against objectives of, the Company, the individual Employee, and/or a group of Employees;

               (2) increases in operating efficiency;

               (3) completion of specified strategic actions; and

               (4) such other factors as the Administrator deems important in connection with accomplishing the purposes of this Plan.

     No Employee or group of Employees may receive an actual Performance Award greater than the applicable targeted individual allocation (if any) or group allocation for a given year, unless due to extraordinary circumstances the Administrator deems it appropriate, in its sole discretion, to make allocations to one or more Employees or groups of Employees in excess of his or their targeted awards.

     This Section 7.2 is subject to Section 2.2, to the extent applicable.


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     7.3 Payment of Performance Awards. A Performance Award will be payable no later than the 15th day of the third month following the end of the Company's taxable year in which the applicable performance period ends. A Performance Award is payable only while the Holder is an Employee unless:

          (a) otherwise expressly provided in a Management Contract, in which event the terms of the Management Contract will be given effect; or

          (b) the Administrator in its sole and absolute discretion provides for payment of a Performance Award, in whole or in part, following a Change in Control of the Company, or because of the Holder's death or Permanent Disability.

8. ADMINISTRATION

     8.1 Committee. The Board may from time to time appoint a committee or subcommittee of the Board other than the Compensation Committee to constitute the Committee under this Plan. The Committee must consist solely of two or more directors, each of whom is both a "non-employee director" as defined by Rule 16b-3.

     8.2 Duties and Powers of the Administrator. It is the Administrator's duty to conduct the general administration of this Plan in accordance with its provisions. The Administrator has the power to interpret this Plan and the Award Agreements and to adopt such rules for the administration, interpretation, and application of this Plan and Award Agreements as are consistent with this Plan, to interpret, amend, or revoke any such rules, and to amend any Award Agreement if the amendment will not adversely affect the rights or obligations of the Holder of the Award. Any or award under this Plan need not be the same with respect to each Holder.

     8.3 Administrator's Authority with Respect to Termination of Employment. The Administrator is authorized, in its absolute discretion, to determine the effect of all matters and questions relating to Termination of Employment, including but not the limited to the question of whether a Termination of Employment results from a discharge for good cause and all questions of whether a particular leave of absence constitutes a Termination of Employment, except that:

          (a) where the effect of a matter or question relating to Termination of Employment is specified in a Management Contract, the effect will be as specified in the Management Contract;

          (b) where "good cause" is defined in a Management Contract, the definition in the Management Contract will control; and


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          (c) where "good cause" is not defined in a Management Contract:

               (1) the following reasons are conclusively presumed to constitute "good cause":

                    (A) an Employee's conviction of a felony; or

                    (B) an Employee's--

                         (1) willful and continued failure to perform the
                    material duties of his position,

                         (2) willful and serious fraud against the Company or
                    any Subsidiary, or

                         (3) material breach of any provision of any agreement
                    with the Company which has had (or is expected to have) a material adverse effect on the business of the Company or any Subsidiary; and

               (2) "good cause" does not include any one or more of the following:

                    (A) bad judgment,

                    (B) ordinary negligence, or

                    (C) any act or omission that an Employee believed in good
               faith to have been in (or not opposed to) the best interests of the Company and from which the Employee did not intend to gain, directly or indirectly, a profit to which he was not legally entitled.

     8.4 Professional Assistance; Good Faith Actions. All expenses and liabilities which the Administrator incurs in connection with the administration of this Plan will be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Administrator, the Company, and the Company's officers and directors will be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator or the Board in good faith will be final and binding on all Holders, the Company, and all other interested persons. No members of the Administrator or Board will be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or Awards, and all members of the Administrator and the Board will be fully protected by the Company in respect of any such action, determination, or interpretation.

     8.5 Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards


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under this Plan and administer this Plan to a subcommittee consisting of one or more members of the Committee, except that the Committee may not delegate its authority to grant Awards to individuals who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act. Any delegation under this Section 8.5 will be subject to the restrictions and limits that the Committee specifies at the time of the delegation and may be rescinded at any time by the Committee. Any subcommittee appointed under this Section 8.5 will serve in that capacity at the pleasure of the Committee.

9. MISCELLANEOUS PROVISIONS

     9.1 Limited Transferability of Awards.

          (a) No Award under this Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO.

          (b) No Award or interest or right in an Award will be liable for the debts, contracts, or engagements of the Holder or his or her successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means, regardless of whether such purported disposition is voluntary or involuntary or by operation of law, judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition of an Award will be null and void and of no effect.

          (c) During the lifetime of the Holder, only he or she may exercise a SAR (or any portion of a SAR) granted to him or her under this Plan unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder and before the time when the SAR becomes unexercisable under the terms of this Plan or the applicable Award Agreement, any exercisable portion of a SAR may be exercised by the deceased Holder's personal representative or by any person to receive the payment under the deceased Holder's will or under the then applicable laws of descent and distribution.

     9.2 Amendment, Suspension, or Termination of this Plan.

          (a) This Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Administrator, except that:

               (1) no amendment is permitted to the extent that the individual Award or this Plan, in general, would constitute deferred compensation subject to Section 409A of the Code unless the Award Agreement sets forth the terms


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          and conditions necessary to comply with the requirements of Section
          409A of the Code; and

               (2) no amendment, suspension, or termination of this Plan may, without the consent of the Holder, alter or impair any rights or obligations under any Award granted or awarded before the date of the amendment, suspension, or termination, unless the Award itself otherwise expressly so provides.

          (b) No Awards may be granted or awarded during any period of suspension or after termination of this Plan.

     9.3 Changes in Class A Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a) Subject to Section 9.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Class A Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, share exchange, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Company, or exchange of Class A Stock or other securities of the Company, issuance of warrants, or other rights to purchase Class A Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Class A Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to an Award, then the Administrator will, in such manner as it may deem equitable, adjust any or all of:

               (1) the number and kind of shares of stock (or other securities or property) with respect to which Awards may be granted or awarded;

               (2) the number and kind of shares of stock (or other securities or property) represented by outstanding Awards; and

               (3) the Strike Price with respect to any SAR.

          (b) Subject to Sections 9.3(c) and 9.3(e), in the event of any transaction or event described in Section 9.3(a), any Change in Control, any Corporate Transaction, or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial


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     statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken before the occurrence of the transaction or event, is authorized to take any one or more of the following actions whenever the Administrator determines that the action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any Award under this Plan, to facilitate the transactions or events in question, or to give effect to changes in laws, regulations, or accounting principles (but only to the extent the action does not result in a deferral of compensation under Section 409A of the Code or, to the extent that the Company reasonably determines that any the action may constitute a deferral of compensation under Section 409A of the Code, pursuant to an agreement setting forth the terms and conditions required to comply with the provisions of Section 409A of the Code):

               (1) provide for either the purchase of the Award for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Holder's rights had the Award been currently exercisable or payable or fully vested or the replacement of the Award with other rights or property selected by the Administrator in its sole discretion;

               (2) provide that the Award cannot vest, be exercised, or become payable after the event in question;

               (3) provide that the Award will be exercisable as to all shares it represents, notwithstanding anything to the contrary in Section 4.2 or the provisions of the Award Agreement;

               (4) provide for the Award to be assumed by the successor or survivor corporation, or its parent or subsidiary, or for it to be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or its parent or subsidiary, with appropriate adjustments as to the number and kind of shares and prices;

               (5) make adjustments in the number and type of shares of stock (or other securities or property) represented by outstanding Awards and/or in the terms and conditions (including the Strike Price), and the criteria included in, outstanding options, rights, and awards and options, rights, and awards that may be granted in the future; and


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

               (6) provide that, for a specified period of time before the event in question, the conditions imposed under an Award Agreement upon some or all Phantom Shares may be terminated, and some or all of those Phantom Shares may cease to be subject to forfeiture under Section 6.3 after the event.

          (c) Notwithstanding any other provision of this Plan, in the event of a Corporate Transaction, each outstanding SAR will be assumed or an equivalent stock appreciation right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the SAR, the Holder will have the right to exercise the SAR as to all of the Class A Stock represented by the SAR, including shares as to which it would not otherwise be exercisable. If a SAR becomes exercisable in lieu of assumption or substitution in the event of a merger, consolidation, share exchange, or sale of assets, the Administrator will notify the Holder that the SAR will be fully exercisable for a period of 15 days from the date of the notice, and the SAR will then terminate upon the expiration of that period to the extent it has not been exercised. For the purposes of this
     Section 9.3(c), the SAR will be considered assumed if, following the merger, consolidation, share exchange, or sale of assets, the SAR confers the right to receive, for each share of Class A Stock represented by the SAR immediately before the merger, consolidation, share exchange, or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger, consolidation, share exchange, or sale of assets by holders of Class A Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares), less the applicable Strike Price; provided, however, that if the consideration received in the merger, consolidation, share exchange, or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the SAR, for each share of Class A Stock represented by the SAR, to be measured solely based on the fair market value of the common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Class A Stock in the merger, consolidation, share exchange, or sale of assets.

          (d) Subject to Sections 9.3(e), 2.2, and 2.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company.


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

          (e) No adjustment or action described in this Section 9.3 or in any other provision of this Plan is authorized to the extent the adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Class A Stock or other stock subject to any Award will always be rounded up to the next whole number.

          (f) The existence of this Plan and the Awards granted under this Plan will not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger, consolidation, or share exchange of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class A Stock or the rights thereof or which are convertible into or exchangeable for Class A Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     9.4 Tax Withholding. The Company will be entitled to deduct from each amount payable to a Holder with respect to an Award any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, or payment of any Award.

     9.5 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under this Plan, the Administrator will have the right to provide, in the terms of Awards made under this Plan, or to require a Holder to agree by separate written instrument, that:

          (a) any proceeds, gains, or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award; and

          (b) the Award will terminate and any unexercised portion of the Award (whether or not vested) will be forfeited if

          (1) a Termination of Employment occurs before a specified date, or within a specified time period following receipt or exercise of the Award,

          (2) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or that is inimical, contrary, or harmful to the interests of the Company, as further defined by the Administrator, or

          (3) the Holder incurs a Termination of Employment for cause.


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

     9.6 Right of Recapture. If at any time within one year after the date on which an Employee exercises a SAR, or on which Phantom Shares vest or on which payment is made to an Employee pursuant to a Performance Award (each a "realization event"), the Administrator should determine in its discretion that the Company has been materially harmed by the Employee, whether the harm (a) results in the Employee's termination or deemed termination of employment for cause or (b) results from any activity of the Employee determined by the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary, or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser, or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Employee from the realization event must be paid by the Employee to the Company upon notice from the Company. The gain will be determined as of the date of the realization event, without regard to any later change in the Fair Market Value of a share of Class A Stock. The Company will have the right, to the maximum extent permitted by law, to set the gain off against any amounts otherwise owed to the Employee by the Company or any Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

     9.7 Adjustment for Material Earnings Restatement(s). If the Company's reported financial or operating results for one or more fiscal years become subject to a material negative restatement, the Board may require any current or former "officer," as defined for purposes of Section 16(a) of the Exchange Act, to pay to the Company an amount corresponding to the amount paid under each Award to that person under this Plan, or portion of such Award, (and may cancel any such unvested Award, or unvested portion of such Award) that the Board determines would not have been granted or paid if the Company's results for such year(s) as originally published had been equal to the Company's results as subsequently restated; provided that (a) this Section will apply only with respect to grantees who were officers (as so defined) at the time the applicable Awards were granted or paid; and (b) any claim for repayment under this Section must be made, if at all, within five years after the date the amount claimed was originally paid by the Company.

     9.8 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder will be deemed amended to the extent necessary to conform to applicable laws, rules, and regulations.


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

     9.9 Headings. Headings are included in this Plan for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     9.10 Severability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of this Plan are not to be affected but are to be applied as if the invalid or unenforceable provision had not been included in this Plan.

     9.11 Governing Law. This Plan and any agreements this Plan will be administered, interpreted, and enforced under the internal laws of the State of Michigan without regard to its law of conflicts of laws.

     This Plan was duly adopted by the Board of Directors of Tecumseh Products Company on March 4, 2008 and executed on March 10, 2008.

                                        TECUMSEH PRODUCTS COMPANY


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                            James S. Nicholson,
                                            Vice President, Treasurer &
                                            Chief Financial Officer


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